Exhibit 1.1

ACHILLION PHARMACEUTICALS, INC.

10,275,000 Shares of Common Stock

UNDERWRITING AGREEMENT

January 22, 2010

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Noble Financial Capital Markets

127 East 56th Street

New York, New York 10022

National Securities Corporation

875 Michigan Avenue

Chicago, Illinois 60611

Dear Sir or Madam:

Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Roth Capital Partners, LLC (“Roth”), Noble Financial Capital Markets and National Securities Corporation (each, an “Underwriter” and, collectively, the “Underwriters”) an aggregate of 10,275,000 shares (the “Securities”) of its common stock, par value $0.001 per share (the “Common Stock”).

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Securities as follows:

1. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the Underwriters, and each of the Underwriters, severally but not jointly, agree to purchase from the Company the Securities set forth opposite the name of such Underwriter on Schedule I hereto. The pricing terms of the purchase of the Securities by the Underwriters and the pricing terms of the offering of the Securities to the public are as set forth in Schedule II hereto.

(b) In addition, the Company hereby grants to the Underwriters the option to purchase an aggregate of up to 15% of the Securities purchased pursuant to this Agreement (the “Additional Securities”) and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, from the Company (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of such Additional Securities as may be necessary to cover over-allotments, if any, made in connection with the offering of the Securities, at the same purchase price per share to be paid by the Underwriters to the Company for the Securities. This option may be exercised by the Underwriters in whole or in part, and at any time or from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as an “Option Closing Date”); provided, however, that no Option Closing Date shall be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised with respect to the Additional Securities to be purchased on such Option Closing Date nor later than the fifth business day after the date on which the option shall have been exercised with respect to the Additional Securities to be purchased on such Option Closing Date unless the Company and the Underwriters otherwise agree. Unless the context otherwise requires, references herein to the “Securities” shall also refer to and include the Additional Securities.

Payment of the purchase price and delivery for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Securities as set forth in subparagraph (c) below. Any closing of the purchase of Additional Securities hereunder is hereinafter referred to as an “Option Closing”).

(c) The Securities will be delivered by the Company by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such time and date of delivery being herein referred to as the “Closing Date.”

2. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Underwriters that:

(a) A “shelf” registration statement on Form S-3 (File No. 333-162306) with respect to the Securities and other securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission and has become effective. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all materials respects with said rule. As used in this Agreement:

(i) “Applicable Time” means 9:00 A.M. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433(h) of the Rules and Regulations);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;

(v) “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, if any, together with each Issuer Free Writing Prospectus listed on Schedule III hereto;

(vi) “Prospectus” means the form of base prospectus relating to the Securities including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of the registration statement described in Section 2(a), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Registration Statement, Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

(b) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the applicable Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Securities.

(d) The Registration Statement, at the time it became effective, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. Any Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any documents incorporated therein on or prior to the Closing will conform, when filed with the Commission, to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Prospectus, as set forth in Section 7(b).

(e) The Registration Statement as of the Effective Date, the date hereof and the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Prospectus, as set forth in Section 7(b).

(f) The Prospectus, as of its date, the date hereof and the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Prospectus, as set forth in Section 7(b).

(g) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any documents filed and incorporated by reference therein on or prior to the applicable Closing will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.

(h) The Pricing Disclosure Materials did not, as of the Applicable Time and the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 7(b).

(i) Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in each Issuer Free Writing Prospectus or the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Prospectus, as set forth in Section 7(b).

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Disclosure Materials and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders’ equity or results of operations of the Company taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the Certificate of Incorporation and of the Bylaws of the Company and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(l) The Company does not own any equity interest in any other entity.

(m) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities other than the Securities.

(n) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o) The issuance and sale of the Securities has been duly authorized by the Company, and the Securities, when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Securities will not be subject to personal liability by reason of being such holders. The Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated by reference into the Prospectus.

(p) The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements, financial schedules or pro forma financial information of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. All disclosures, if any, contained in the Registration Statement, the Pricing Disclosure Materials and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus.

(q) PricewaterhouseCoopers LLP (the “Accountants”), who have reported on the Company’s audited consolidated financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(r) The Company is, and at the Closing Date will be, in compliance in all material respects with all of the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”) with which the Company is required to comply. To the Company’s knowledge, there is, and has been, no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(s) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company presented in its Form 10-Q for the quarter ended September 30, 2009 (such date, the “Evaluation Date”) the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t) Except as set forth in or otherwise contemplated by the Registration Statement, the Pricing Disclosure Materials and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company (except as a result of the transactions contemplated hereby and except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options or upon the grant of restricted stock or restricted stock units to the Company’s directors and officers), or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Change”) and (ii) the Company has not sustained, and does not expect to sustain, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus.

(u) Since the date as of which information is given in the most recent Preliminary Prospectus, if any, the Company has not entered into and, prior to the Closing, will not enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company, or incurred and, prior to the Closing, will not incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company.

(v) The Company does not own any real property. The Company has good and valid title to all personal property described in the Registration Statement, the Pricing Disclosure Materials or the Prospectus as being owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company that is material to the business of the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) The Company is not, nor upon completion of the transactions contemplated hereby will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x) Except as described in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder (collectively, “Actions”); to the Company’s knowledge, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

(y) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted (including, without limitation, those from the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) and any other foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA) except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business including but not limited to, those administered by the FDA or by any foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA, the laws contained in, and the rules and regulations promulgated under, the Employee Retirement Income Security Act of 1974, as amended, and the Currency and Foreign Transactions Reporting Act of 1970, as amended, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or subject, except where such failure to perform or default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company is not in violation of any provision of its organizational or governing documents.

(z) All preclinical and clinical trials conducted by, or on behalf of, the Company have been conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable. To the knowledge of the Company, there are no studies, tests or trials the results of which call into question the clinical results described or referred to in the Registration Statement. The Company has not received any notices, correspondence or other communication from the FDA or any other governmental authority requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company, or in which the Company has participated, and the Company has no knowledge or reason to believe that the FDA or any other governmental authority is considering such action. Neither the Company nor, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any similar law or regulation. The descriptions in the Registration Statement and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests. All consents, authorizations, approvals and orders required in connection with the transactions contemplated hereby have been obtained, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) and the Nasdaq Global Market or in connection with the distribution of the Securities by the Underwriters.

(aa) Neither the execution and delivery of this Agreement, nor the issuance, offering or sale of the Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except such conflicts, breaches or defaults as may have been waived; nor will such action result in any violation of the provisions of the organizational or governing documents of the Company, or any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company (including, without limitation, those administered by the FDA) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).

(bb) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(cc) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(ee) The Common Stock is currently listed on the Nasdaq Global Market. Except as disclosed in the Registration Statement and Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Global Market to the effect that the Company is not in compliance with its listing or maintenance requirements.

(ff) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(gg) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(hh) Except as disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Registration Statement, the Pricing Disclosure Materials and the Prospectus that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, which infringement has had or would reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, that would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material actions, suits, proceedings and claims, or other than normal patent application examination procedures; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(ii) The Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(jj) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(kk) The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(ll) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus and any Issuer Free Writing Prospectus to which the Underwriters have consented.

(nn) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(pp) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(qq) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations) (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Act, Rule 175(b) under the Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith reasonable best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act.

(ss) The operations of the Company are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Based on the financial condition of the Company as of the date hereof and after giving effect to the transactions contemplated hereby, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business through December 31, 2010 as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3. Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Underwriters, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Underwriters promptly following such filing.

(b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 3(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information, but only during the period mentioned in Section 3(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness or use of the Registration Statement, the Pricing Disclosure Materials, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 3(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 3(b) that in the judgment of the Company makes any statement made in the Registration Statement, the Pricing Disclosure Materials or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriters promptly of all such filings.

(d) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Pricing Disclosure Materials or the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, at any time to amend or supplement the Pricing Disclosure Materials, the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriters and, subject to Section 3(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(e) The Company will furnish to the Underwriters and their counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

(f) The Company will comply with all the undertakings contained in the Registration Statement.

(g) The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.

(h) The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

(i) The Company will cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(j) The Company will apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

(l) The Company will cause each of its executive officers and directors, whose names are set forth in Exhibit A hereto, to furnish to the Underwriters, on or before the Closing Date, a letter, substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”). The Company will use its commercially reasonable efforts to enforce the terms of each Lock-Up Agreement and issue stop transfer instructions to the transfer agent for the shares with respect to any transaction or contemplated transaction that would constitute a breach or default under the applicable Lock-Up Agreement.

(m) For a period of 60 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Roth (which consent may be withheld in its sole discretion), other than (i) the Securities to be sold hereunder, (ii) the issuance of employee stock options or shares of restricted stock pursuant to equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (iii) issuances of shares of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; (iv) the issuance by the Company of any shares of Common Stock or securities convertible or exchangeable into shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection 3(m); or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Roth, on behalf of the Underwriters, waives such extension in writing. Roth agrees to waive such extension if the provisions of FINRA Rule 2711(f)(4) are not applicable to the Offering. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period, except in accordance with the terms of any existing employment agreement.

4. Agreements of the Underwriters. Each Underwriter, severally but not jointly, agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by it without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5 shall not be deemed to include information prepared by it on the basis of or derived from issuer information.

5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Securities, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Securities, (4) the listing of the Common Stock on the Nasdaq Global Market, (5) any filings required to be made by the Underwriters with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 5), (6) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 3(i), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the penultimate sentence of this Section 5), and (7) fees, disbursements and other charges of counsel to the Company. The Company shall reimburse the Underwriters for all reasonable, documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel); provided, however, that reasonable, documented out-of-pocket expenses (other than legal expenses) in an aggregate amount in excess of $15,000 and reasonable fees and disbursement of their counsel in excess of $125,000 shall require the prior written approval of the Company, such approval not to be unreasonably withheld. In no event shall the total amount of compensation paid to the Underwriters and other securities brokers and dealers upon completion of the offering of the Securities contemplated hereby exceed 8.0% of the gross proceeds from the sale of the Securities to the public as contemplated hereby. In the event that the Closing occurs, the Underwriters shall reimburse the Company for the reasonable fees and disbursements of counsel to the Company not to exceed $100,000. Such reimbursement shall be deducted pro rata from the underwriting discounts and commissions otherwise payable to the Underwriters at Closing.

6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the Closing Date or any Option Closing Date, as applicable, of the following conditions:

(a) The Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction.

(b) No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Underwriters shall have objected in writing, which objection shall not be unreasonable. The Underwriters shall not have in good faith advised the Company on or prior to the Closing Date or such Option Closing Date, as applicable, that the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of fact which, in their opinion, is material, or omits to state a fact which, in their opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading, or that the Pricing Disclosure Materials or any Issuer Free Writing Prospectus or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact which, in their opinion, is material, or omits to state a fact which, in their opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

(d) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, if in the reasonable judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities as contemplated hereby.

(e) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Materials and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriters, could have a Material Adverse Effect.

(f) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date or such Option Closing Date, as applicable, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date or such Option Closing Date, as applicable, shall have been duly performed, fulfilled or complied with in all material respects.

(g) The Underwriters shall have received an opinion, dated the Closing Date or such Option Closing Date, as applicable, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, in form and substance reasonably satisfactory to the Underwriters. The Underwriters shall also have received from such counsel a negative assurance letter, addressed to the Underwriters and dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received from Lowenstein Sandler PC a negative assurance letter, addressed to the Underwriters and dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date, a letter dated the Closing Date, (the “Original Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and its counsel, from the Accountants, which letter shall cover, without limitation, the various financial disclosures, if any, contained in the Registration Statement, the Prospectus or the Pricing Disclosure Materials and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus or the Pricing Disclosure Materials. At any Option Closing Date, as applicable, the Underwriters shall have received from the Accountants, a letter, dated such Option Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to such Option Closing Date, which would require any change in the Original Letter if it were required to be dated and delivered at such Option Closing Date.

(j) At the Closing or such Option Closing, as applicable, the Company shall furnish to the Underwriters a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv) No order suspending the effectiveness of the Registration Statement, or any part thereof, or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction, is in effect and no proceeding for such purpose is pending before, or, to the Company’s knowledge, threatened in writing by, any securities or other governmental authority (including, without limitation, the Commission).

(v) The Company has complied with any request for additional information from the staff of any securities or other governmental authority (including, without limitation, the Commission) to the satisfaction of the staff of the Commission or such authorities.

(vi) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

(k) At the Closing or such Option Closing, as applicable, the Company shall furnish to the Underwriters a certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance satisfactory to the Underwriters.

(l) The Securities shall be qualified for sale in such states as the Underwriters may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on such Closing Date or Option Closing Date, as applicable.

(m) The Securities shall have been duly authorized for listing on the Nasdaq Global Market upon official notice of issuance.

(n) FINRA shall not have raised any unresolved objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Securities.

(o) The Underwriters shall have received copies of the executed Lock-Up Agreements executed by each person listed on Exhibit A hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date or such Option Closing Date, as applicable.

7. Indemnification.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter or (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in Section 7(b) below). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to such Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in, any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the names of the Underwriters and the paragraph relating to underwriting discounts and commissions and reimbursement of expenses appearing under the caption “Underwriting” in the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless (1) the indemnifying party has agreed in writing to pay such fees, expenses and other charges, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of each Underwriter (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will, severally and not jointly, contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by such Underwriter hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

8. Termination.

(a) The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Underwriters, without liability on the part of the Underwriters to the Company if, prior to delivery and payment for the Securities, in the sole judgment of the Underwriters (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the Nasdaq Global Market, (ii) trading in securities generally on the New York Stock Exchange, the NYSE Amex or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus.

(b) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in connection herewith subject to the limitations set forth in Section 5.

9. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 300 George Street, New Haven, Connecticut 06511-6624, Attention: Michael D. Kishbauch, with copies to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Susan L. Mazur, or (b) if to the Underwriters, at the office of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, California 92660, Attention: Aaron Gurewitz, with copies to Lowenstein Sandler PC., 1251 Avenue of the Americas, New York, New York 10020, Attention: John D. Hogoboom. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of each Underwriter and any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

13. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours, ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Name:	Mary Kay Fenton
Title:	Vice President and Chief Financial Officer

Confirmed as of the date first above mentioned:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron Gurewitz
Name:	Aaron Gurewitz
Title:	Head of Equity Capital Markets

NOBLE FINANCIAL CAPITAL MARKETS

By:	/s/ Shawn M. Titcomb
Name:	Shawn M. Titcomb
Title:	Managing Director

NATIONAL SECURITIES CORPORATION

By:	/s/ Michael Cassella
Name:	Michael Cassella
Title:	Managing Director

Schedule I

Allocations

Underwriter	Number of Securities to be Purchased
Roth Capital Markets, LLC	6,678,750
Noble Financial Capital Markets	3,082,500
National Securities Corporation	513,750

Schedule II

Pricing Information

Public Offering Price: $2.08 per share

Underwriting Discount: $0.1456 per share

Net Proceeds to Company, before expenses: $1.9344 per share

Schedule III

Issuer Free-Writing Prospectuses

None

Exhibit A

Persons Executing Lock-Up Agreements

Michael D. Kishbauch

Mary Kay Fenton

Milind Deshpande, Ph.D.

Gautam Shah, Ph.D.

Elizabeth Olek, D.O.

Joseph Truitt

Jason Fisherman, M.D.

Gary E. Frashier

Michael Grey

Dennis Liotta

David Scheer

Nicholas Simon

Robert Van Nostrand

David Wright

Exhibit B

Form of Lock-Up Agreement

January 27, 2010

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC (“Roth”), Noble Financial Capital Markets and National Securities Corporation (each, an “Underwriter” and, collectively, the “Underwriters”), have entered into an Underwriting Agreement (the “Underwriting Agreement”) with Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares (the “Shares”) of the Common Stock, par value $0.001 per share (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Roth (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 60 days after the date of the final prospectus (including the final prospectus supplement) to be used in confirming the sale of the Shares (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with your prior written consent or (iv) effected pursuant to any exchange of “underwater” options with the Company, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to shares of Common Stock acquired in open market transactions.

For the purpose of allowing the Underwriters to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Roth, on behalf of the Underwriters, waives, in writing, such extension. Roth agrees to waive such extension if the provisions of FINRA Rule 2711(f)(4) are not applicable to the Offering. The undersigned acknowledges that the Company has agreed not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period, except in accordance with the terms of any existing employment agreement. In furtherance of the foregoing, the Company, and any duly appointed transfer agent or depositary for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page immediately follows]

Very truly yours,

Name: